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                                                                     Exhibit 4.1


[Name of company]
Matter        :                                              Issued to:
Type of Share : Ordinary
Certificate # :                 Date of Record      :
# of Shares   :                 Transfer to cert. # :
Amount Paid   :                 # of Shares         :
Par Value     : US$1.00         Transfer Date       :





                       INCORPORATED IN THE CAYMAN ISLANDS

                                [NAME OF COMPANY]

This is to certify that
                     of





is the registered shareholder of:

No. of Shares                   Type of Share                Par Value
                                ORDINARY                     US$

Date of Record                  Certificate Number           % Paid



 The above shares are subject to the Memorandum and Articles of Association of the Company and transferrable in accordance therewith.
                   GIVEN UNDER THE COMMON SEAL OF THE COMPANY


___________________________ Director ________________________ Director/Secretary